UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2017

VerifyMe, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

409 Boot Road Downingtown, PA		19335
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 994-7002

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On August 9, 2017, VerifyMe, Inc. (the “Company”) made certain changes to its executive officers. First it appointed Mr. Patrick White as President and Chief Executive Officer, effective August 15, 2017. Under a two-year Employment Agreement, Mr. White receives a salary of $200,000, per year, of which $50,000 is being deferred until the earlier of: (i) the Company has positive cash flow from operations; (ii) approval by the Compensation Committee; or (iii) August 9, 2019. Mr. White received an additional grant of 2,000,000 five-year vested stock options exercisable at $0.07 per share. Mr. White, 64, was the former founder and CEO of Document Security Systems, Inc. 2002-2012. He also worked as a business consultant to Document Security Systems, Inc. from 2012-2015 and worked for multiple businesses as a consultant during the period 2016-2017. He was a business consultant to the Company from June 1, 2017 through August 14, 2017. Currently, he sits on the board of directors of U-Vend, Inc. (OTCQB:UVND).

Additionally, it appointed Mr. Norman Gardner, who had been President and Chief Executive Officer, as Secretary-Treasurer.  Mr. Gardner remains Chairman of the Board of Directors and a consultant to the Company.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2017, the Board of Directors of the Company adopted new Bylaws. A copy of the Bylaws is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

3.1	Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: August 15, 2017	By:	/s/ Patrick White
	Name:	Patrick White
	Title:	Chief Executive Officer